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                                                                     Exhibit 1.1

                         HORSESHOE GAMING HOLDING CORP.

                                 $600,000,000

                    8 5/8% Series A Senior Subordinated Notes

                               Purchase Agreement

                                   May 6, 1999

                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION
                                    CIBC INC.
                          UTENDAHL CAPITAL PARTNERS, LP
                      WASSERSTEIN PERELLA SECURITIES, INC.
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                                 $600,000,000

               8 5/8% Series A Senior Subordinated Notes due 2009
                      of Horseshoe Gaming Holding Corp.

                               PURCHASE AGREEMENT

May 6, 1999

DONALDSON, LUFKIN & JENRETTE
       SECURITIES CORPORATION
CIBC INC.
UTENDAHL CAPITAL PARTNERS, LP
WASSERSTEIN PERELLA SECURITIES, INC.
c/o Donaldson, Lufkin & Jenrette
       Securities Corporation
277 Park Avenue
New York, New York 10172

Dear Sirs:

      Horseshoe Gaming Holding Corp., a Delaware corporation (the "Company"), proposes to issue and sell to Donaldson, Lufkin & Jenrette Securities
Corporation ("DLJ"), CIBC Inc., Utendahl Capital Partners, LP and Wasserstein Perella Securities, Inc. (each an "Initial Purchaser"and, collectively, the "Initial Purchasers") an aggregate of $600 million in principal amount of its
8 5/8% Series A Senior Subordinated Notes due 2009 (the "Series A Notes"), subject to the terms and conditions set forth herein. The Series A Notes are to be issued pursuant to the provisions of an indenture (the "Indenture"), to be dated as of the Closing Date (as defined below), between the Company and U.S. Trust Company, National Association, as trustee (the "Trustee"). The Series A Notes and the Series B Notes (as defined below) issuable in exchange therefor are collectively referred to herein as the "Notes." Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.
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      1. Offering Memorandum. The Series A Notes will be offered and sold to the
Initial Purchasers pursuant to one or more exemptions from the registration requirements under the Securities Act of 1933, as amended (the "Act"). The Company has prepared a preliminary offering memorandum, dated April 23, 1999
(the "Preliminary Offering Memorandum") and a final offering memorandum, dated May 6, 1999 (the "Offering Memorandum"), relating to the Series A Notes.

      Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indenture, the Series A Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

      "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

            (1) REPRESENTS THAT, IN CONNECTION WITH EXEMPT RESALES OF THE NOTES BY DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION, CIBC INC., UTENDAHL CAPITAL PARTNERS, L.P. AND WASSERSTEIN PERELLA SECURITIES, INC. (THE "INITIAL PURCHASERS"), (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") OR (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;

            (2) AGREES THAT, IN CONNECTION WITH RESALES AND TRANSFERS OF THE NOTES OTHER THAN EXEMPT RESALES OF THE NOTES BY THE INITIAL PURCHASERS, IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS


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      OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE
      REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT,
      (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (A)(l), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES
      ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

            (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

            AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "U.S. PERSON" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."

            2. Agreements to Sell and Purchase. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, the Company agrees to issue and sell to the Initial Purchasers, and each Initial Purchaser agrees, severally and not jointly, to


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purchase from the Company, the principal amounts of Series A Notes set forth opposite the name of such Initial Purchaser on Schedule A hereto at a purchase price equal to 97.50% of the principal amount thereof (the "Purchase Price").

            3. Terms of Offering. The Initial Purchasers have advised the Company that the Initial Purchasers will make offers (the "Exempt Resales") of the Series A Notes purchased hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBs"), and (ii) to persons permitted to purchase the Series A Notes in offshore transactions in reliance upon Regulation S under the Act (each, a "Regulation S Purchaser") (such persons specified in clauses
(i) and (ii) being referred to herein as the "Eligible Purchasers"). The Initial Purchasers will offer the Series A Notes to Eligible Purchasers initially at a price equal to 99.635% of the principal amount thereof. Such price may be changed at any time without notice.

            Holders (including subsequent transferees) of the Series A Notes will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement"), to be dated the Closing Date (as defined below), in substantially the form of Exhibit A hereto, for so long as such Series A Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein, (i) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to the Company's 8 5/8% Series B Senior Subordinated Notes due 2009 (the "Series B Notes"), to be offered in exchange for the Series A Notes (such offer to exchange being referred to as the "Exchange Offer") and (ii) under certain circumstances as set forth in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, the "Registration Statements") relating to the resale by certain holders of the Series A Notes and to use its best efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer.

            On the Closing Date (as defined below), the Company will enter into a Security and Control Agreement (the "Security Agreement") with the Trustee, as trustee and as securities intermediary (in such latter capacity, the "Securities


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Intermediary"), pursuant to which the Company will cause $342.1 million of the net proceeds of the Notes (the "Pledged Funds") to be deposited with the Securities Intermediary for investment in United States Treasury securities into a secured proceeds account (the "Secured Proceeds Account"). In addition, on the Closing Date, the Company will lend $241.2 million of the net proceeds of the Notes to Horseshoe Gaming, L.L.C. ("Horseshoe Gaming") to permit Horseshoe Gaming to (1) repay in full outstanding indebtedness and accrued interest under its existing senior credit facility, (2) consummate a tender offer and consent solicitation (the "Tender Offer") to purchase any and all of its 12 3/4% Senior Notes due 2000 ("Senior Notes") pursuant to an Offer to Purchase and Consent Solicitation Statement, dated April 20, 1999 (the "Statement") and (3) pay related fees and expenses, including tender premiums and consent fees. If and to the extent any Senior Notes remain outstanding following the Tender Offer, the Company shall cause Horseshoe Gaming to irrevocably deposit into a defeasance account, pursuant to and in accordance with the defeasance provisions of the indenture governing the Senior Notes, an amount of the proceeds of the loan sufficient to defease the remaining outstanding Senior Notes to their earliest redemption on September 30, 1999. The loan will be evidenced by an intercompany note (the "Horseshoe Note") secured by a guarantee (the "Horseshoe Note Guarantees") from Horseshoe Entertainment, L.P. ("HE") and Robinson Property Group, L.P. ("RPG"). The Trustee will have a first priority perfected security interest in the Secured Proceeds Account pursuant to the Security Agreement and in the Horseshoe Note pursuant to a Note Pledge Agreement (the "Note Pledge Agreement") to be entered into on the Closing Date between the Company and the Trustee.

      The net proceeds of the assets in the Secured Proceeds Account, together with a new $375 million senior credit facility for which the Company has a commitment (the "New Credit Facility"), will be used to fund the acquisition (the "Acquisition") of the operating subsidiaries of Empress Entertainment, Inc. ("Empress"), pursuant to a Merger Agreement, dated as of September 2, 1998, as amended to the Issue Date (the "Merger Agreement"), among Empress and certain of its subsidiaries (the "Empress Parties") and various affiliates of the Company (the "Horseshoe Affiliates"). Upon consummation of the Acquisition, Empress Hammond Casino Corporation ("Empress Hammond") and Empress Joliet Casino Corporation ("Empress Joliet") will become wholly owned subsidiaries of the Company and will be required to guarantee the Notes under the terms of the Indenture. Immediately following consummation of the Acquisition, Horseshoe Gaming will merge with and into the Company and, immediately thereafter, the Company will cause its direct and indirect wholly owned subsidiaries to guarantee the Notes.


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This Agreement, the Indenture, the Notes, the Registration Rights Agreement, the
Security Agreement and the Note Pledge Agreement are hereinafter sometimes referred to collectively as the "Operative Documents."

      Except as otherwise expressly provided herein, the term "subsidiaries" as it relates to the Company shall be deemed to include all subsidiaries of the Company after giving effect to consummation of the Acquisition.

      4. Delivery and Payment.

      (a) Delivery of, and payment of the Purchase Price for, the Series A Notes shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022-3897 or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m. New York City time, on May 11, 1999 or at such other time on the same date or such other date as shall be agreed upon by the Initial Purchasers and the Company in writing. The time and date of such delivery and the payment for the Series A Notes are herein called the "Closing Date."

      (b) One or more of the Series A Notes in definitive global form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), having an aggregate principal amount corresponding to the aggregate principal amount of the Series A Notes (collectively, the "Global Note"), shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct) in each case with any transfer taxes thereon duly paid by the Company against payment by the Initial Purchasers of the Purchase Price thereof by wire transfer in same day funds to the order of the Company. The Global Note shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

      5. Agreements of the Company. The Company hereby agrees with the Initial Purchasers as follows:

      (a) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Series A Notes for offering or sale in any jurisdiction designated by the Initial Purchasers pursuant to Section 5(e) hereof, or the initiation of any proceeding by any federal or state securities commission or any other federal

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or state regulatory authority for such purpose and (ii) of the happening of any event during the period referred to in Section 5(c) below that makes any statement of a material fact made in the Offering Memorandum untrue or that requires any additions to or changes in the Offering Memorandum in order to make the statements therein not misleading. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Series A Notes under any federal or state securities or Blue Sky laws and, if at any time any federal or state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Series A Notes under any state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

      (b) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers to the Company as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request for the time period specified in Section 5(c). Subject to the Initial Purchasers' compliance with its representations and warranties and agreements set forth in Section 7 hereof, the Company consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

      (c) During such period as in the opinion of counsel for the Initial Purchasers an Offering Memorandum is required by law to be delivered in connection with Exempt Resales by the Initial Purchasers, (i) not to make any amendment or supplement to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which the Initial Purchasers shall reasonably object after being so advised and (ii) to prepare promptly upon the Initial Purchasers' reasonable request, any amendment or supplement to the Offering Memorandum which may be necessary or advisable in connection with such Exempt Resales.

      (d) If, during the period referred to in Section 5(c) above, any event shall occur or condition shall exist as a result of which, in the opinion of counsel to the Initial Purchasers, it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser, not misleading, or if in the opinion of counsel to the Initial Purchasers, it is necessary to amend or supplement the Offering Memorandum to comply with any applicable law, forthwith to prepare an appropriate amendment or supplement to


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such Offering Memorandum so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Offering Memorandum will comply with applicable law, and to furnish to the Initial Purchasers and such other persons as the Initial Purchasers may designate such number of copies thereof as the Initial Purchaser may reasonably request.

      (e) Prior to the sale of all Series A Notes pursuant to Exempt Resales as contemplated hereby, to cooperate with the Initial Purchasers and counsel to the Initial Purchasers in connection with the registration or qualification of the Series A Notes for offer and sale to the Initial Purchasers and pursuant to Exempt Resales under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and to continue such registration or qualification in effect so long as required for Exempt Resales and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation, other than as to matters and transactions relating to the Preliminary Offering Memorandum, the Offering Memorandum or Exempt Resales, in any jurisdiction in which it is not now so subject.

      (f) So long as the Notes are outstanding, (i) to mail and make generally available as soon as practicable after the end of each fiscal year to the record holders of the Notes a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by the Company's independent public accountants and (ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.


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      (g) So long as the Notes are outstanding, to furnish to the Initial
Purchasers as soon as available copies of all reports or other communications furnished by the Company or any of its subsidiaries to their respective security holders of any class (other than reports or other communications in the ordinary course from the Company's wholly-owned subsidiaries to the Company) or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company or any subsidiary of the Company is listed and such other publicly available information concerning the Company and/or its subsidiaries as the Initial Purchasers may reasonably request.

      (h) So long as any of the Series A Notes remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make available to any holder of Series A Notes in connection with any sale thereof and any prospective purchaser of such Series A Notes from such holder, the information ("Rule 144A Information") required by Rule 144A(d)(4) under the Act.

      (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement, including: (i) the fees, disbursements and expenses of counsel to the Company and accountants of the Company in connection with the sale and delivery of the Series A Notes to the Initial Purchasers and pursuant to Exempt Resales, and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and all amendments and supplements to any of the foregoing (including financial statements), including the mailing and delivering of copies thereof to the Initial Purchasers and persons designated by it in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Series A Notes to the Initial Purchasers and pursuant to Exempt Resales, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement, the other Operative Documents and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Series A Notes, (iv) all expenses in connection with the registration or qualification of the Series A Notes for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any preliminary and supplemental Blue Sky memoranda in connection therewith (including the filing fees and fees and reasonable charges and disbursements of counsel for the Initial Purchasers in connection with such registration or qualification and memoranda relating thereto), (v) the cost of printing


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certificates representing the Series A Notes, (vi) all expenses and listing fees in connection with the application for quotation of the Series A Notes in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System -PORTAL ("PORTAL"), (vii) the fees and expenses of the Trustee, the Securities Intermediary and their respective counsel in connection with the Indenture, the Security Agreement, the Note Pledge Agreement and the Notes,
(viii) the costs and charges of any transfer agent, registrar and/or depositary (including DTC), (ix) any fees charged by rating agencies for the rating of the Notes, (x) all costs and expenses of the Exchange Offer and any Registration Statement, as set forth in the Registration Rights Agreement, (xi) fees, costs and expenses relating to establishing, maintaining and/or administering the Secured Proceeds Account, and (xii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

      (j) To use its best efforts to effect the inclusion of the Series A Notes in PORTAL and use its best efforts to maintain the listing of the Series A Notes on PORTAL for so long as the Series A Notes are outstanding.

      (k) To obtain the approval of DTC for "book-entry" transfer of the Notes, and to comply with all of its agreements set forth in the representation letters of the Company to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

      (l) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of the Company or any warrants, rights or options to purchase or otherwise acquire debt securities of the Company substantially similar to the Notes (other than (i) the Notes and (ii) commercial paper issued in the ordinary course of business) and to cause Horseshoe Gaming not to do any of the foregoing (other than the repurchase of the Senior Notes pursuant to the Tender Offer), without the prior written consent of the Initial Purchasers, which shall not be unreasonably withheld.

      (m) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Series A Notes to the Initial Purchasers or pursuant to Exempt Resales in a manner that would require the registration of any such sale of the Series A Notes under the Act.


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      (n) Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of any Notes and any related guarantees.

      (o) To cause the Exchange Offer to be made in the appropriate form to permit Series B Notes and any guarantees thereof registered pursuant to the Act to be offered in exchange for the Series A Notes and any related guarantees to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

      (p) To comply with all of its agreements set forth in the Registration Rights Agreement.

      (q) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Series A Notes.

      6. Representations, Warranties and Agreements of the Company. As of the date hereof, the Company represents and warrants to, and agrees with, the Initial Purchasers that:

      (a) The Preliminary Offering Memorandum and the Offering Memorandum do not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements in or omissions from the Preliminary Offering Memorandum or the Offering Memorandum (or any supplement or amendment thereto) based upon information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use therein. The parties hereto acknowledge that for purposes of this Agreement, including this Section 6(a) and
Section 8 hereof, the only information furnished to the Company in writing by the Initial Purchasers expressly for use in the Offering Memorandum is the information set forth in the third, eighth, ninth, tenth and twelfth paragraphs under the caption "Plan of Distribution" concerning offering the Notes for resale by the Initial Purchasers, market-making by the Initial Purchasers, stabilization by the Initial Purchasers, and the affiliation of the Initial Purchasers and their affiliates with the Company and its affiliates and certain other matters. To


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the knowledge of the Company, no stop order preventing the use of the
Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

      (b) Each of the Company and its subsidiaries has been duly incorporated or organized, is validly existing as a corporation or other business organization in good standing under the laws of its jurisdiction of incorporation or organization and has the power and authority (corporate or otherwise) to carry on its business as described in the Preliminary Offering Memorandum and the Offering Memorandum and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation or other business organization authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries (excluding Empress Hammond and Empress Joliet solely for purposes of determining the existence of a material adverse effect), taken as a whole (a "Material Adverse Effect").

      (c) All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights.

      (d) All of the outstanding shares of capital stock or other ownership interests of each of the Company's subsidiaries have been duly authorized and, in the case of corporate subsidiaries, are validly issued and are fully paid and non-assessable, and, except in the case of Empress Hammond and Empress Joliet or as otherwise provided in the Offering Memorandum, are owned by the Company, directly or indirectly, through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each, a "Lien").

      (e) This Agreement has been duly authorized, executed and delivered by the Company.

      (f) The Indenture has been duly authorized by the Company and, on the Closing Date, will have been validly executed and delivered by the Company. When the Indenture has been duly executed and delivered by the Company and the Trustee, the Indenture will be a valid and binding agreement of the Company,


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enforceable against the Company in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether such enforcement may be sought in a proceeding in equity or at law). On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA" or "Trust Indenture Act"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

      (g) The Series A Notes have been duly authorized and, on the Closing Date, will have been validly executed and delivered by the Company. When the Series A Notes have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Series A Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as
(i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether such enforcement may be sought in a proceeding in equity or at law). On the Closing Date, the Series A Notes will conform as to legal matters to the description thereof contained in the Offering Memorandum.

      (h) On the Closing Date, the Series B Notes will have been duly authorized by the Company. When the Series B Notes are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Series B Notes will be entitled to the benefits of the Indenture and will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether such enforcement may be sought in a proceeding in equity or at law).

      (i) The Registration Rights Agreement has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company. When the Registration Rights Agreement has been duly executed and delivered by the Company, assuming the Registration Rights Agree-ment has been duly authorized, executed and delivered by the Initial Purchasers, the Registration Rights Agreement will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as
(i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether such enforcement may be sought in a proceeding in equity or at law), and any rights to indemnity or contribution may be limited by federal and state securities laws and public policy considerations. On the Closing Date, the Registration Rights Agreement will conform as to legal matters to the description thereof in the Offering Memorandum.

      (j) The Merger Agreement has been duly authorized, executed and delivered by the Empress Parties and the Horseshoe Affiliates and is a valid and binding agreement of the Empress Parties and the Horseshoe Affiliates, enforceable against the Empress Parties and the Horseshoe Affiliates in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, fraudulent transfer, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and (ii) equitable principles of general applicability (regardless of whether enforceability is considered at equity or in law), and any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations. The Company has delivered to the Initial Purchasers true and correct copies of the Merger Agreement and all documents and agreements related thereto, including all amendments, alterations, modifications or waivers thereto and all exhibits and schedules thereto. The Offering Memorandum contains a summary of the Acquisition, which summary is accurate in all material respects.

      (k) The Security Agreement has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company. When the Security Agreement has been duly executed and delivered by the Company and the Securities Intermediary, the Security Agreement will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and
(ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether such enforcement may be sought in a proceeding in equity or at law). On the Closing Date, the

Security Agreement will conform as to legal matters to the description thereof in the Offering Memorandum.

      (1) Upon execution and delivery by the Company of the Security Agreement and deposit of the Pledged Funds in the Secured Proceeds Account, the Security Agreement is sufficient to create in favor of the Trustee for the benefit of the holders of the Notes a valid, first priority perfected security interest in the Secured Proceeds Account free of any adverse claims.

      (m) The Note Pledge Agreement has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company. When the Note Pledge Agreement has been duly executed and delivered, the Note Pledge Agreement will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether such enforcement may be sought in a proceeding in equity or at law).

      (n) Upon execution and delivery by the Company of the Note Pledge Agreement and delivery of the Horseshoe Note to the Trustee as required thereunder, the Note Pledge Agreement is sufficient to create in favor of the Trustee for the benefit of the holders of the Notes a valid, first priority perfected security interest in the Horseshoe Note free of any adverse claim.

      (o) Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter or by-laws or other organizational documents or (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries (excluding Empress Hammond and Empress Joliet solely for purposes of determining materiality), taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, which default in the case of clause (ii) would, singly or in the aggregate, have a Material Adverse Effect.

      (p) The execution, delivery and performance of this Agreement and the other Operative Documents by the Company, the execution, delivery and performance of the Merger Agreement by the Empress Parties and the Horseshoe Affiliates, compliance by the relevant parties with all provisions hereof and thereof and the consummation of the transactions contemplated herein and in the Offering Memorandum (including the Acquisition and the issuance and sale of the Series A Notes and the use of proceeds thereof as described in the Offering Memorandum under the caption "Use of Proceeds") will not (i) conflict with or constitute a breach of any of the terms or provisions of, or a default under,
(x) the charter or by-laws of the Company or any of its subsidiaries or (y) any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries (excluding Empress Hammond and Empress Joliet solely for purposes of determining materiality), taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound,
(ii) (assuming compliance with all applicable Blue Sky laws) violate or conflict with any (A) applicable law, rule or regulation or (B) judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property, or
(iii) except for the Liens created by the New Credit Facility, the Security Agreement and the Note Pledge Agreement, result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, which violation, conflict, breach, default or Lien, in the case of clause (i)(y), (ii)(B) or (iii) above would, singly or in the aggregate, have a Material Adverse Effect.

      (q) There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject, which might result, singly or in the aggregate, in a Material Adverse Effect.

      (r) Neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

      (s) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) to which the Company or any of its subsidiaries is subject which would, singly or in the aggregate, have a Material Adverse Effect.

      (t) Except as disclosed in the Offering Memorandum, the execution, delivery and performance of this Agreement, the Merger Agreement and the other Operative Documents, the compliance by the Company and the other relevant parties with all the provisions thereof and the consummation of the transactions contemplated thereby, will not require the authorization, approval or consent or order of, or filing with, any court or governmental body, agency or official, including, without limitation, the Mississippi Gaming Commission (the "MGC"), the Mississippi State Tax Commission (the "MTC"), the Louisiana Gaming Control Board ("LGCB"), the Illinois Gaming Board (the "IGB") and the Indiana Gaming Commission ("IGC") (the MGC, MTC, LGCB, IGB and IGC are hereinafter collectively referred to as the "Gaming Authorities"), except (i) such as may be required by any state securities or Blue Sky laws or regulations, (ii) for the filing of registration statements under the Act or the Exchange Act applicable in connection with the transactions contemplated by the Registration Rights Agreement, and qualification of the Indenture under the TIA in connection with the Registration Rights Agreement, (iii) such as may have been obtained (or in the case of the Acquisition, such as will be obtained prior to the date legally required thereunder) under the Mississippi Gaming Control Act, the Mississippi Gaming Law, the Louisiana Riverboat Economic Development and Gaming Control Act, the Illinois Riverboat Act, the Indiana Riverboat Act and the respective regulations promulgated under the foregoing (collectively, the "Gaming Laws"), and (iv) in the case of the Acquisition where the failure to obtain the authorization, approval, consent or order of, or filing with any court or governmental body, agency or official, does not result in a failure to consummate the Acquisition.

      (u) Each of the Company and its subsidiaries and each of the officers, directors and key employees of the Company and its subsidiaries (each a "Manager"), as of the date hereof and as of the Closing Date, has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") and has made all filings with and notices to, all governmental or regulatory authorities (including, without limitation, Authorizations with respect to engaging in gaming operations in the States of Mississippi, Louisiana, Illinois and

Indiana), and self regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to carry on its business as presently conducted and as contemplated by the Offering Memorandum, except, (i) in the case of the Acquisition, such Authorizations, filings and notices as will be made or obtained prior to the date legally required thereunder or (ii) where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Company, its subsidiaries and, to the Company's knowledge, each Manager is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results in or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are materially burdensome to the Company, any of its subsidiaries or any Manager; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

      (v) The accountants, Arthur Andersen LLP, that have audited the Company's financial statements as of and for the years ended December 31, 1998, 1997, 1996, 1995 and 1994 and that have provided comfort on certain amounts and schedules included in the Offering Memorandum, are independent public accountants with respect to the Company as required by the Act and the Exchange Act. The accountants, Ernst & Young LLP that have audited Empress Entertainment, Inc.'s financial statements as of December 31, 1997, 1996 and 1995 and for the years ended December 31, 1998, 1997 1996, 1995 and 1994 and that have provided comfort on certain amounts and schedules included in the Offering Memorandum, are independent public accountants with respect to Empress as required by the Act and the Exchange Act. The historical financial statements, together with related schedules and notes, set forth in the Preliminary Offering Memorandum and the Offering Memorandum comply as to form in all material respects with the requirements applicable to registration statements on Form S-l under the Act.

      (w) The historical financial statements of the Company, together with related schedules and notes forming part of the Offering Memorandum (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries (excluding for this purpose Empress Hammond and Empress Joliet) on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Offering Memorandum (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. The historical financial statements of Empress, together with related schedules and notes forming part of the Offering Memorandum (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of Empress and its subsidiaries on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Offering Memorandum (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of Empress.

      (x) The pro forma financial statements included in the Preliminary Offering Memorandum and the Offering Memorandum have been prepared on a basis consistent with the historical financial statements of the Company and its subsidiaries and give effect to assumptions used in the preparation thereof on a basis believed by the Company to be reasonable at the times made, and in good faith, and present fairly the historical and proposed transactions contemplated by the Preliminary Offering Memorandum and the Offering Memorandum; and such pro forma financial statements comply as to form in all material respects with the requirements applicable to pro forma financial statements included in registration statements on Form S-1 under the Act, except that Regulation S-X of the Act does not require presentation of the financial statements for the last twelve months ended March 31, 1999. The other pro forma financial and statistical information and data included in the Offering Memorandum are, in all material respects, accurately presented and prepared on a basis consistent with the pro forma financial statements.

      (y) None of the Company or any of its subsidiaries (including, to the knowledge of the Company, Empress Hammond and Empress Joliet) is and, after giving effect to the offering and sale of the Series A Notes and the application of the net proceeds thereof as described in the Offering Memorandum, will be, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

      (z) Except for the Registration Rights Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Notes registered pursuant to any Registration Statement.

      (aa) Neither the Company nor any of its subsidiaries nor any agent thereof acting on the behalf of them has taken and, except with respect to Empress Hammond and Empress Joliet, to which the following is limited to the Company's knowledge, none of them will take, any action that might cause this Agreement or the issuance or sale of the Series A Notes to violate Regulation T (12 C.F.R.
Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part
224) of the Board of Governors of the Federal Reserve System.

      (bb) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed the Company or Horseshoe Gaming that it is considering imposing) any condition (financial or otherwise) on the Company's or Horseshoe Gaming's retaining any rating assigned to the Company or Horseshoe Gaming or any securities of the Company or Horseshoe Gaming or (ii) has indicated to the Company or Horseshoe Gaming that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company or Horseshoe Gaming or any securities of the Company or Horseshoe Gaming.

      (cc) Since the respective dates as of which information is given in the Offering Memorandum, other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries (excluding for this purpose Empress Hammond and Empress Joliet), taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries (excluding for this purpose Empress Hammond and Empress Joliet) and (iii) neither the Company nor any of its subsidiaries (excluding for this purpose Empress Hammond and Empress Joliet) has incurred any material liability or obligation, direct or contingent. Since the respective dates as of which information is given in the Offering Memorandum other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of Empress and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of Empress or any of its subsidiaries and (iii) neither Empress nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent.

      (dd) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

      (ee) When the Series A Notes are issued and delivered pursuant to this Agreement, the Series A Notes will not be of the same class (within the meaning of Rule 144A under the Act) as any security of the Company that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system.

      (ff) No form of general solicitation or general advertising (as defined in Regulation D under the Act) was used by the Company, Empress or any of their representatives (other than the Initial Purchasers and their representatives, as to whom the Company makes no representation) in connection with the offer and sale of the Series A Notes contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Series A Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

      (gg) Prior to the effectiveness of any Registration Statement, the Indenture is not required to be qualified under the TIA.

      (hh) Neither the Company, Empress nor any of their affiliates or any person acting on its or their behalf (other than the Initial Purchasers and their representatives, as to whom the Company makes no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Act ("Regulation S") with respect to the Series A Notes.

      (ii) Subject to the accuracy of the representations and warranties of the Initial Purchasers in Section 7 hereof, the Series A Notes offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

      (jj) Subject to the accuracy of the representations and warranties of the Initial Purchasers in Section 7 hereof, the sale of the Series A Notes pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

      (kk) The Company and its affiliates and all persons acting on their behalf (other than the Initial Purchasers and their representatives, as to whom the Company makes no representation) have complied with and will comply with the offering restriction requirements of Regulation S in connection with the offering of the Series A Notes outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required in Rule 902(h).

      (ll) The Series A Notes sold in reliance on Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903(c)(3) of the Act and only upon certification of beneficial ownership of such Series A Notes by non-U.S. persons or U.S. persons who purchased such Series A Notes in transactions that were exempt from the registration requirements of the Act.

      (mm) No registration under the Act of the Series A Notes is required for the sale of the Series A Notes to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming the accuracy of the Initial Purchasers' representations and warranties and agreements set forth in Section 7 hereof.

      (nn) Each certificate signed by any officer of the Company and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company to the Initial Purchasers as to the matters covered thereby.

      (oo) There is no claim, cause of action, investigation or notice by any person or entity alleging potential liability (including, without limitation, liability or investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties), of the Company or any of its subsidiaries arising out of, based on or resulting from (A) the presence or release into the environment of any Hazardous Material (as defined) at any location, whether or not owned by the Company or such subsidiary, as the case may be, or (B) any violation or alleged violation of any Environmental Law, other than as disclosed in the Preliminary Offering Memorandum and the Offering Memorandum, or which could not reasonably be expected to have a Material Adverse Effect. The term "Hazardous Material" means
(i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl, and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other law relating to protection of human health or the environment or imposing liability or standards of conduct concerning any such chemical material, waste or substance.

      (pp) Immediately before and after giving effect to the issuance of the Series A Notes, the Company, individually and together with its subsidiaries (excluding Empress Hammond and Empress Joliet for this purpose), will be Solvent. Immediately before and after giving effect to the Acquisition, assuming the Acquisition occurred as of the date hereof and as of the Closing Date, as applicable, the Company individually, and together with its subsidiaries (including Empress Hammond and Empress Joliet) will be Solvent. As used herein, "Solvent" shall mean, with respect to any person on a particular date, that on such date (i) the fair value of the property of such person is greater than the total amount of liabilities, including, without limitation, contingent or unliquidated liabilities, of such person, (ii) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (iii) such person does not intend to, and does not believe that it will, incur debts or liabilities beyond such person's ability to pay such debts and liabilities as they mature, and (iv) such person is not engaged in a business or transaction, and is not about to engage in a business or a transaction, for which such person's property would constitute an unreasonably small capital. The amount of contingent or unliquidated liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

      (qq) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries (excluding Empress Hammond and Empress Joliet solely for purposes of determining materiality), in each case, free and clear of all Liens and defects, except (i) such as are described in the Offering Memorandum, (ii) pursuant to the indenture and related security documents relating to the Senior Notes, (iii) pursuant to Horseshoe Gaming's existing credit facility, or (iv) such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Offering Memorandum.

      (rr) The Company and its subsidiaries own or possess or license, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names ("intellectual property") currently employed by them in connection with the business now operated by them except where the failure to own or possess or otherwise be able to acquire such intellectual property would not, singly or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of such intellectual property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

      (ss) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a Material Adverse Effect.

      (tt) Except as disclosed in the Offering Memorandum, no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries (excluding for this purpose Empress Hammond and Empress Joliet) on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries (excluding for this purpose Empress Hammond and Empress Joliet) on the other hand, which would be required by the Act to be described in the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 filed with the Commission.

      (uu) There is no (i) significant unfair labor practice complaint, grievance or arbitration proceeding pending or threatened against the Company or any of its subsidiaries before the National Labor Relations Board or any state or local labor relations board, (ii) strike, labor dispute, slowdown or stoppage pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries or (iii) union representation question existing with respect to the employees of the Company or any of its subsidiaries, except in the case of clauses (i), (ii) and (iii) for such actions which, singly or in the aggregate, would not have a Material Adverse Effect. To the best knowledge of the Company, no collective bargaining organizing activities are taking place with respect to the Company or any of its subsidiaries.

      (vv) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      (ww) All material tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided, provided, that Empress Hammond and Empress Joliet shall be excluded solely for purposes of determining materiality.

      (xx) The Horseshoe Note has been duly authorized, executed and delivered by Horseshoe Gaming and is a valid and binding agreement of Horseshoe Gaming, enforceable against Horseshoe Gaming in accordance with its terms, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether such enforcement may be sought in a proceeding in equity or at law).

      (yy) The Horseshoe Note Guarantees have been duly authorized, executed and delivered by RPG and HE and are valid and binding agreements of RPG and HE, enforceable against RPG and HE in accordance with their terms, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether such enforcement may be sought in a proceeding in equity or at law).

      The Company acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 9 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

      7. Initial Purchasers' Representations and Warranties. Each of the Initial Purchasers, severally and not jointly, represents and warrants to the Company, and agrees that:

      (a) Such Initial Purchaser is either a QIB or an Accredited Investor, in either case, with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Series A Notes.

      (b) Such Initial Purchaser (A) is not acquiring the Series A Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Series A Notes in a transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Series A Notes only to
(x) QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A, and (y) in offshore transactions in reliance upon Regulation S under the Act.

      (c) Such Initial Purchaser agrees that no form of general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of the Series A Notes pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

      (d) Such Initial Purchaser agrees that, in connection with Exempt Resales, such Initial Purchaser will solicit offers to buy the Series A Notes only from, and will offer to sell the Series A Notes only to, Eligible Purchasers. Each Initial Purchaser further agrees that it will offer to sell the Series A Notes only to, and will solicit offers to buy the Series A Notes only from (A) Eligible Purchasers that the Initial Purchaser reasonably believes are QIBs and
(B) Regulation S Purchasers, in each case, that agree that (x) the Series A Notes purchased by them may be resold, pledged or otherwise transferred within the time period referred to under Rule 144(k) (taking into account the provisions of Rule 144(d) under the Act, if applicable) under the Act, as in effect on the date of the transfer of such Series A Notes, only (I) to the Company or any of its subsidiaries, (II) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Act, (III) in an offshore transaction (as defined in Rule 902 under the Act) meeting the requirements of Rule 904 of the Act, (IV) in a transaction meeting the requirements of Rule 144 under the Act, (V) to an Accredited Institution that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements relating to the registration of transfer of such Series A Note and, if such transfer is in respect of an aggregate principal amount of Series A Notes less than $250,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Act, (VI) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel acceptable to the Company) or (VII) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and (y) they will deliver to each person to whom such Series A Notes or an interest therein is transferred a notice substantially to the effect of the foregoing.

      (e) Such Initial Purchaser and its affiliates or any person acting on its or their behalf have not engaged or will not engage in any directed selling efforts within the meaning of Regulation S with respect to the Series A Notes.

      (f) The Series A Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

      (g) The sale of the Series A Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

      (h) Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Series A Notes in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Series A Notes pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Act or another exemption from the registration requirements of the Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Series A Notes (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Series A Notes, except such advertisements as permitted by and include the statements required by Regulation S.

      (i) Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Series A Notes by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903(c)(3) under the Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

      "The Series A Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A or to Accredited Institutions in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Series A Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."

      (j) Such Initial Purchaser agrees that the Series A Notes offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903(c)(3) of the Act and only upon certification of beneficial ownership of such Series A Notes by non-U.S. persons or U.S. persons who purchased such Series A Notes in transactions that were exempt from the registration requirements of the Act.

      Each Initial Purchaser acknowledges that the Company and, for purposes of the opinions to be delivered to each Initial Purchaser pursuant to Section 9 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and such Initial Purchaser hereby consents to such reliance.

      8. Indemnification.

      (a) The Company and its subsidiaries (excluding, prior to the Acquisition, Empress Hammond and Empress Joliet) agree to indemnify and hold harmless each Initial Purchaser, its directors, its officers and each person, if any, who controls, or who is an affiliate (as defined in Rule 144 of the Act) of, such Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), the Preliminary Offering Memorandum or any Rule 144A Information provided by the Company to any holder or prospective purchaser of Series A Notes pursuant to Section 5(h) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon and made in conformity with information relating to such Initial Purchaser furnished in writing to the Company by such Initial Purchaser; provided, however, that the foregoing indemnity agreement with respect to any Preliminary Offering Memorandum shall not inure to the benefit of any Initial Purchaser who failed to deliver a Final Offering Memorandum (as then amended or supplemented, provided by the Company to the several Initial Purchasers in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages and liabilities and judgements caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Final Offering Memorandum.

      (b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company to the same extent as the foregoing indemnity from the Company to the Initial Purchasers set forth in (a) above but only with reference to such untrue statements or omissions or alleged untrue statements or omissions based upon and made in conformity with information relating to such Initial Purchaser furnished in writing to the Company by such Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

      (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing (provided that the failure to give such notice shall not relive the indemnifying party of its obligations pursuant to this Section 8, except to the extent that such failure materially prejudices the position of such indemnifying party as determined by a court of competent jurisdiction) and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Initial Purchasers shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Initial Purchasers). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by DLJ, in the case of the parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

      (d) To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Series A Notes or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Series A Notes (after underwriting discounts and commissions, but before deducting expenses) received by the Company, and the total discounts and commissions received by the Initial Purchasers, bear to the total price to investors of the Series A Notes. The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Series A Notes purchased by each of the Initial Purchasers hereunder and not joint.

      (e) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

      9. Conditions of Initial Purchaser's Obligations. The obligations of the Initial Purchasers to purchase the Series A Notes under this Agreement are subject to the satisfaction of each of the following conditions:

      (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct (or, with respect to those representations and warranties that are not qualified as to materiality, shall be true and correct in all material respects) on the date hereof and on the Closing Date with the same force and effect as if made on and as of the Closing Date.

      (b) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or Horseshoe Gaming or any securities of the Company or Horseshoe Gaming (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or Horseshoe Gaming or any securities of the Company or Horseshoe Gaming by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

      (c) Since the respective dates as of which information is given in the Offering Memorandum other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries (excluding for this purpose Empress Hammond and Empress Joliet), taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries (excluding for this purpose Empress Hammond and Empress Joliet) and (iii) neither the Company nor any of its subsidiaries (excluding for this purpose Empress Hammond and Empress Joliet) shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(c)(i), 9(c)(ii) or 9(c)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum. Since the respective dates as of which information is given in the Offering Memorandum other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of Empress and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of Empress or any of its subsidiaries and (iii) neither Empress nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(c)(i), 9(c)(ii) or 9(c)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum.

      (d) The Initial Purchasers shall have received on the Closing Date a certificate dated the Closing Date, signed by the President and the Chief Financial Officer of the Company, (i) confirming the matters set forth in Sections 6(cc), 9(a) and 9(b) and stating that the Company has complied with all the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied on or prior to the Closing Date and (ii) stating that the industry, statistical and market-related data included in the Offering Memorandum has been reviewed by such persons and, to the best knowledge of such persons, is true and accurate in all material respects and is based on or derived from sources which the Company believes to be reliable and accurate, which certificate shall be in form and substance satisfactory to counsel for the Initial Purchasers.

      (e) The Initial Purchasers shall have received on the Closing Date an opinion (satisfactory the Initial Purchasers and counsel for the Initial Purchasers), dated the Closing Date, of Swidler Berlin Shereff Friedman, LLP, special counsel for the Company, to the effect that:

            (i) each of the Company and its subsidiaries has been duly incorporated or organized, is validly existing as a corporation or other business organization in good standing under the laws of its jurisdiction of incorporation or organization and has the power and authority (corporate or otherwise) to carry on its business as described in the Offering Memorandum and to own, lease and operate its properties;

            (ii) each of the Company and its subsidiaries is duly qualified and is in good standing as a foreign corporation or other business organization authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

            (iii) all the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights;

            (iv) the entities listed on Schedule B hereto are the only subsidiaries, direct or indirect, of the Company. All of the outstanding shares of capital stock or other ownership interests of each of the Company's subsidiaries have been duly authorized and, in the case of corporate subsidiaries, are validly issued and are fully paid and non-assessable, and, except in the case of Empress Hammond and Empress Joliet or as otherwise provided in the Offering Memorandum, are owned by the Company, free and clear of any Lien;

            (v) the Series A Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration, and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether such enforcement may be sought in a proceeding in equity or at law). The Series A Notes conform in all material respects as to legal matters to the description thereof contained in the Offering Memorandum;

            (vi) the Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insol-vency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether such enforcement may be sought in a proceeding in equity or at law). The Indenture conforms in all material respects as to legal matters to the description thereof contained in the Offering Memorandum;

            (vii) this Agreement has been duly authorized, executed and delivered by the Company;

            (viii) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Initial Purchasers, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether such enforcement may be sought in a proceeding in equity or at law), and any rights to indemnification or contribution may be limited by federal and state securities laws and public policy considerations. The Registration Rights Agreement conforms in all material respects as to legal matters to the description thereof contained in the Offering Memorandum;

            (ix) The Security Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee and Securities Intermediary is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether such enforcement may be sought in a proceeding in equity or at law). The Security Agreement conforms in all material respects as to legal matters to the description thereof contained in the Offering Memorandum;

            (x) The Note Pledge Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether such enforcement may be sought in a proceeding in equity or at law);

            (xi) The Horseshoe Note has been duly authorized, executed and delivered by Horseshoe Gaming and is a valid and binding agreement of Horseshoe Gaming, enforceable against Horseshoe Gaming in accordance with its terms, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether such enforcement may be sought in a proceeding in equity or at law);

            (xii) The Horseshoe Note Guarantees have been duly authorized, executed and delivered by RPG and HE and are valid and binding agreements of RPG and HE, enforceable against RPG and HE in accordance with their terms, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether such enforcement may be sought in a proceeding in equity or at law);

            (xiii) The Merger Agreement has been duly authorized, executed and delivered by the Empress Parties and the

      Horseshoe Affiliates and is a valid and binding agreement of the Empress Parties and the Horseshoe Affiliates, enforceable against the Empress Parties and the Horseshoe Affiliates in accordance with its terms, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

            (xiv) the Series B Senior Notes have been duly authorized;

            (xv) the statements under the captions "Summary--The Refinancing and the Empress Merger," "Description of Certain Other Indebtedness," "Description of Notes," "Certain Federal Income Tax Consequences" and "Plan of Distribution" in the Offering Memorandum, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present in all material respects the matters referred to therein;

            (xvi) to the best of such counsel's knowledge after due inquiry, neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or other organizational documents, and neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries (excluding Empress Hammond and Empress Joliet solely for purposes of determining materiality), taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound;

            (xvii) the execution, delivery and performance of this Agreement and the other Operative Documents by the Company, the execution, delivery and performance of the Merger Agreement by the Empress Parties and the Horseshoe Affili-ates, the compliance by the relevant parties with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby (including the Acquisition and the issuance and sale of the Series A Notes and the use of proceeds thereof as described in the Offering Memorandum under the caption "Use of Proceeds") will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states, or that have been obtained or, in the case of the Acquisition, such as will be obtained prior to the date legally required thereunder),
      (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, (x) the charter or by-laws or other organizational documents of the Company or any of its subsidiaries or (y) any material contract to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound which are to be listed on a schedule to such counsel's opinion, (iii) violate or conflict with (a) Applicable Laws (as defined below), or (b) to such counsel's knowledge, any judgment, order or decree of any federal or New York State authority, regulatory body, administrative agency, court or other governmental body, having jurisdiction over the Company, any of its subsidiaries or their respective property except in the case of clause (iii)(b) where such violation or conflict would not, single or in the aggregate, have a Material Adverse Effect, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien (other than Liens created by the Security Agreement, the Note Pledge Agreement and the New Credit Facility) under, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound except where such imposition or creation would not, singly or in the aggregate, have a Material Adverse Effect, or (v) result in the termination, suspension or revocation of any Authorization that is material to the Company and its subsidiaries (excluding Empress Hammond and Empress Joliet solely for purposes for determining materiality), taken as a whole, or result in any other impairment of any material rights of the holder of any such Authorization. Such counsel need express no opinion, however, as to whether execution, delivery or performance by the Company and its subsidiaries of their obligations under each of this Agreement, the other Operative Documents and the Merger Agreement in accordance with their terms will constitute a violation of or a default under any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company and its subsidiaries. "Applicable Laws" shall mean those laws, rules and regulations of the State of New York, the Delaware General Corporation Law and of the United States of America which, in such counsel's experience, are normally applicable to transactions of the type contemplated by the Operative Documents and the Merger Agreement.

            (xviii) after due inquiry, other than as described in the Offering Memorandum, such counsel is not aware of any legal or governmental proceedings pending or, to such counsel's knowledge, threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject, which might result, singly or in the aggregate, in a Material Adverse Effect;

            (xix) none of the Company or any of its subsidiaries is and, after giving effect to the offering and sale of the Series A Notes and the application of the net proceeds thereof as described in the Offering Memorandum, will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

            (xx) Upon execution and delivery by the Company of the Security Agreement and deposit by the Company of the Pledged Funds with the Securities Intermediary in accordance with the terms thereof, the Security Agreement is sufficient to create in favor of the Trustee, for the benefit of the holders of the Notes, a valid and perfected security interest in all right, title and interest of the Company in and to all "security entitlements" arising from the Secured Proceeds Account.

            (xxi) Upon execution and delivery by the Company of the Note Pledge Agreement and delivery by the Company to the Trustee of the Horseshoe Note in accordance with the terms thereof, the Note Pledge Agreement is sufficient to create in favor of the Trustee, for the benefit of the holders of the Notes, a valid and perfected security interest in all right, title and interest of the Company in and to the Horseshoe Note.

            (xxii) the Indenture complies as to form in all material respects with the requirements of the TIA, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. Assuming the accuracy of the representations and warranties of the Company set forth in Sections 6(ff), (hh), (ii), (jj) and (kk) of this Agreement and of the Initial Purchasers representations and agreements in Section 7 of this Agreement, it is not necessary in connection with the offer, sale and delivery of the Series A Notes to the Initial Purchasers in the manner contemplated by this Agreement or in connection with the Exempt Resales to qualify the Indenture under the TIA.

            (xxiii) Assuming (i) the accuracy of the representations and warranties of the Company set forth in Sections 6(ff), (hh), (ii), (jj) and (kk) of this Agreement and of the Initial Purchasers representations and agreements in Section 7 of this Agreement, (ii) compliance by the Initial Purchasers with the offering and transfer procedures and restrictions described in the Offering Memorandum, (iii) the accuracy of the representations and warranties made in accordance with this Agreement and the Offering Memorandum by purchasers to whom the Initial Purchasers initially resell Series A Notes and (iv) that purchasers to whom the Initial Purchasers initially resell Series A Notes receive a copy of the Offering Memorandum prior to such sale, the offer, sale and delivery of the Series A Notes to the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum and the initial resale of the Series A Notes by the Initial

      Purchasers in the manner contemplated in the Offering Memorandum and this Agreement, do not require registration under the Securities Act of 1933, as amended, it being understood that such counsel need express no opinion as to any subsequent resale of any Series A Note.

            (xxiv) The documents of Horseshoe Gaming and Empress incorporated by reference in the Offering Memorandum (except for the financial statements and other financial data included therein, as to which such counsel need not expresses any opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

      In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Company, representatives of the independent accountants of the Company, and the Initial Purchasers and the Initial Purchasers' counsel at which the contents of the Offering Memorandum and related matters were discussed and, although such counsel need not pass upon, and shall not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Memorandum and need make no independent check or verification thereof, on the basis of the foregoing, no facts have come to such counsel's attention that have led such counsel to believe that the Offering Memorandum, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need express no opinion or belief with respect to the financial statements and other financial and statistical data included therein or excluded therefrom; provided, however, that statistical data shall not be deemed to include market and industry data.

      In giving such opinion with respect to the matters covered by Section 9(e)(xxiii), such counsel may state that their opinion and belief are based upon their participation in the preparation of the Offering Memorandum and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

      With respect to the matters covered by paragraphs (i) through (xxiv) above relating to Empress and its subsidiaries, such counsel may either (i) in the case of paragraphs (xiii), (xv) through (xix) and (xxiv), qualify such opinions as to knowledge, (ii) rely on opinions of other counsel to the Company or to Empress (including in-house counsel) reasonably satisfactory to counsel to the Initial Purchasers or (iii) arrange for such matters to be covered in an opinion of counsel (including in-house counsel) reasonably satisfactory to counsel to the Initial Purchasers.

      (f) The Initial Purchasers shall have received on the Closing Date opinions (satisfactory to the Initial Purchasers and counsel for the Initial Purchasers), dated the Closing Date, of Mississippi, Louisiana, Illinois and Indiana counsel for the Company, to the effect set forth on Schedule C hereto, and to such further effect as counsel to the Initial Purchasers may reasonably request.

      (g) The Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers.

      (h) The Initial Purchasers shall have received, at the time this Agreement is executed and at the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers from Arthur Andersen LLP and Ernst & Young LLP, independent public accountants for the Company and Empress, respectively, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to the Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

      (i) The Series A Notes shall have been approved by the NASD for trading and duly listed in PORTAL.

      (j) The Company shall have executed the Indenture and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company.

      (k) The Company shall have executed the Registration Rights Agreement and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company.

      (l) The Company shall have executed the Security Agreement and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company.

      (m) The Company shall have executed the Note Pledge Agreement and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company.

      (n) Horseshoe Gaming shall have executed the Horseshoe Note and the Company shall have received an original copy thereof, for delivery to the Trustee under clause (r) below.

      (o) RPG and HE shall have each executed a Horseshoe Note Guarantee and the Initial Purchasers shall have received an original copy thereof, duly executed by HE and RPG.

      (p) The Merger Agreement shall be in full force and effect.

      (q) No statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any United States court or any Federal, state, local or foreign court or governmental, administrative or regulatory authority or agency of competent jurisdiction which prohibits the consummation of the Acquisition substantially as described in the Offering Memorandum.

      (r) Concurrently with the Closing, (i) in accordance with the Security Agreement, the Pledged Funds will be deposited with the Securities Intermediary for investment in United States Treasury securities and deposited into the Secured Proceeds Account and (ii) the Company will pledge, assign and deliver to the Trustee the Horseshoe Note. The Company agrees to take such further action as from time to time may be required to perfect and protect the Liens created by the Security Agreement and the pledge of the Horseshoe Note.

      (s) The Company shall have caused Horseshoe Gaming to use the proceeds of the Horseshoe Note to (1) repay in full outstanding principal and accrued interest under its existing senior secured credit facility, (2) accept tendered Senior Notes for payment pursuant to the Tender Offer and (3) pay related fees and expenses, including tender premiums and consent fees. If and to the extent any Senior Notes remain outstanding after consummation of the Tender Offer, the Company shall cause Horseshoe Gaming to irrevocably deposit any remaining proceeds of the

Horseshoe Note into a defeasance account pursuant to and in accordance with the defeasance provisions of the indenture governing the Senior Notes. In addition, the Company shall have caused Horseshoe Gaming to take all necessary action to ensure that the Supplemental Indenture and Security Document Amendments described in the Statement are operative.

      (t) The Company's $375 million commitment for the New Credit Facility shall be in full force and effect.

      (u) The Initial Purchasers shall have received a solvency opinion, dated as of the Closing Date, form Duff & Phelps relating to the Company and its subsidiaries and containing the information and statements customarily included in such opinion letters. In addition, the Initial Purchasers shall have received satisfactory evidence that the trustee under the indenture governing the Senior Notes shall have received a fairness opinion relating to the Horseshoe Note.

      (v) The Company shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

      10. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

      This Agreement may be terminated at any time on or prior to the Closing Date by the Initial Purchasers by written notice to the Company if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the Initial Purchasers' judgment, is material and adverse and, in the Initial Purchasers' judgment, makes it impracticable to market the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company or Horseshoe Gaming on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

      If on the Closing Date any one or more of the Initial Purchasers shall fail or refuse to purchase the Series A Notes which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of the Series A Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Series A Notes to be purchased on such date by all Initial Purchasers, each non-defaulting Initial Purchaser shall be obligated severally, in the proportion which the principal amount of the Series A Notes set forth opposite its name in Schedule A bears to the aggregate principal amount of the Series A Notes which all the non-defaulting Initial Purchasers, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Series A Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of the Series A Notes which any Initial Purchaser has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of the Series A Notes without the written consent of such Initial Purchaser. If on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase the Series A Notes and the aggregate principal amount of the Series A Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Series A Notes to be purchased by all Initial Purchasers and arrangements satisfactory to the Initial Purchasers and the Company for purchase of such the Series A Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of any such Initial Purchaser under this Agreement.

      11. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company to Horseshoe Gaming Holding Corp., 4024 S. Industrial Road, Las Vegas, Nevada 89103, with a copy to Swidler Berlin Shereff Friedman, LLP, 919 Third Avenue, 20th Floor, New York, New York 10022, Attention: Robert M. Friedman, Esq. and (ii) if to the Initial Purchasers, c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Los Angeles, California 90071, Attention: Nicholas P. Saggese, Esq., or in any case to such other address as the person to be notified may have requested in writing.

      The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Series A Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers, the officers or directors of the Initial Purchasers, any person controlling the Initial Purchasers, the Company, the officers or directors of the Company, or any person controlling the Company, (ii) acceptance of the Series A Notes and payment for them hereunder and (iii) termination of this Agreement.

      If for any reason the Series A Notes are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10), the Company agrees to reimburse the Initial Purchasers for all out-of-pocket expenses (including the reasonable fees and charges and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof. The Company also agrees to reimburse the Initial Purchasers and their respective officers, directors and each person, if any, who controls such Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act for any and all fees and expenses (including without limitation the reasonable fees and charges and expenses of counsel) incurred by them in connection with enforcing their rights under this Agreement (including without limitation its rights under Section 8).

      Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Initial Purchasers, the Initial Purchasers' directors and officers, any controlling persons referred to herein, the directors of the Company and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Series A Notes from the Initial Purchasers merely because of such purchase.

      In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

      This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including, without limitation, New York General Obligations Law ss. 5-1401.

      This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

      Please confirm that the foregoing correctly sets forth the agreement between the Company and the Initial Purchasers.

                                        Very truly yours,

                                        HORSESHOE GAMING HOLDING CORP.

                                        By: /s/ Jack B. Binion
                                           -------------------------------------
                                           Name:
                                           Title:

DONALDSON, LUFKIN & JENRETTE
SECURITIES CORPORATION
CIBC INC.
UTENDAHL CAPITAL PARTNERS, LP
WASSERSTEIN PERELLA SECURITIES, INC.

By: Donaldson, Lufkin & Jenrette
       Securities Corporation


By: /s/ Omar Karame
   --------------------------------
   Name:  Omar Karame
   Title: Vice President

                                   SCHEDULE A

                                                            Principal Amount
              Initial Purchaser                                of Notes
              -----------------                                --------
Donaldson, Lufkin & Jenrette
  Securities Corporation .................................. $365,598,000
Wasserstein Perella Securities, Inc. ......................  132,942,000
CIBC, Inc. ................................................   66,474,000
Utendahl Capital Partners, LP .............................   34,986,000

   Total .................................................. $600,000,000
                                                            ============

                                   SCHEDULE B
                                  Subsidiaries


 1.  Horseshoe Gaming, Inc.

 2.  Horseshoe Gaming, L.L.C.

 3.  Horseshoe GP, Inc.

 4.  Robinson Property Group, L.P.

 5.  New Gaming Capital Partnership, L.P.

 6.  Horseshoe Entertainment, L.P.

 7.  Bossier City Land Corp.

 8.  Horseshoe Ventures, L.L.C.

 9.  Red Oak Insurance Co., Ltd.

10.  Empress Acquisition Illinois, Inc.

11.  Empress Acquisition Indiana, Inc.

12.  Horseshoe Gaming (Midwest), Inc.

                                   SCHEDULE C

      1. The statements in the Offering Memorandum under the captions "Risk Factors--Extensive Government Regulation Continuously Impacts Our Operations-There Are Significant Regulatory Approvals Required for us to Consummate the Empress Merger-Gaming Referenda or Other Gaming Laws May Be Adopted, Modified or Repealed-Investigation of Political Corruption in Louisiana" and "Regulatory Matters--Gaming Regulatory Matters" insofar as such statements constitute a summary of certain provisions of the laws and regulations governing gaming in [insert applicable jurisdiction] have been reviewed by such counsel and are accurate in all material respects.

      2. The execution, delivery and performance of this Agreement and the other Operative Documents by the Company, the execution, delivery and performance of the Merger Agreement by the Empress Parties and the Horseshoe Affiliates, the compliance by the relevant parties with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby (including the Acquisition and the issuance and sale of the Series A Notes and the use of proceeds thereof as described in the Offering Memorandum under the caption "Use of Proceeds") will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states, or that have been obtained or, in the case of the Acquisition, such as will be obtained prior to the date legally required thereunder), (ii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property or
            (iii) result in the termination, suspension or revocation of any Authorization of the Company or any of its subsidiaries or result in any other impairment of the rights of the holder of any such Authorization.

                                    EXHIBIT A

                      Form of Registration Rights Agreement


                               [see Exhibit 10.4]